Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2008 and

For the Nine Months Ended September 30, 2008 and 2007

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	September 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$21,736	164	333	22,233
Interest-bearing bank balances	1,583	—	704	2,287
Federal funds sold and securities purchased under resale agreements	4,114	—	5,786	9,900

Total cash and cash equivalents	27,433	164	6,823	34,420
Trading account assets	48,643	198	7,159	56,000
Securities	97,531	2,838	7,324	107,693
Loans, net of unearned income	404,958	62,849	14,566	482,373
Allowance for loan losses	(10,559)	(4,198)	(594)	(15,351)

Loans, net	394,399	58,651	13,972	467,022
Loans held for sale	8,301	864	82	9,247
Premises and equipment	5,496	248	1,287	7,031
Due from customers on acceptances	664	—	—	664
Goodwill	32,962	—	(14,609)	18,353
Other intangible assets	913	—	945	1,858
Other assets	40,253	4,095	17,742	62,090

Total assets	$656,595	67,058	40,725	764,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	56,548	203	(999)	55,752
Interest-bearing deposits	351,542	22,468	(10,922)	363,088

Total deposits	408,090	22,671	(11,921)	418,840
Short-term borrowings	77,956	3,561	(13,650)	67,867
Bank acceptances outstanding	673	—	—	673
Trading account liabilities	16,517	1	1,870	18,388
Other liabilities	15,220	1,072	5,982	22,274
Long-term debt	69,068	35,861	78,421	183,350

Total liabilities	587,524	63,166	60,702	711,392

Minority interest in net assets of consolidated subsidiaries	1,528	—	1,455	2,983

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	9,825	9,825
Common stock	455	—	6,669	7,124
Paid-in capital	54,403	2,251	3,229	59,883
Retained earnings	16,065	1,588	(40,118)	(22,465)
Accumulated other comprehensive income, net	(3,380)	53	(1,037)	(4,364)

Total stockholders’ equity	67,543	3,892	(21,432)	50,003

Total liabilities and stockholders’ equity	$656,595	67,058	40,725	764,378

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$17,111	3,054	571	20,736
Interest and dividends on securities	4,009	144	394	4,547
Trading account interest	994	—	514	1,508
Other interest income	859	144	431	1,434

Total interest income	22,973	3,342	1,910	28,225

INTEREST EXPENSE
Interest on deposits	7,391	183	(226)	7,348
Interest on borrowings	3,540	1,258	2,046	6,844

Total interest expense	10,931	1,441	1,820	14,192

Net interest income	12,042	1,901	90	14,033
Provision for credit losses	9,873	4,138	1,016	15,027

Net interest income after provision for credit losses	2,169	(2,237)	(926)	(994)

FEE AND OTHER INCOME
Service charges and fees	3,386	406	(149)	3,643
Commissions	22	—	2,601	2,623
Fiduciary and asset management fees	1,062	—	3,023	4,085
Principal investing	7	—	265	272
Other income	547	19	(4,514)	(3,948)

Total fee and other income	5,024	425	1,226	6,675

NONINTEREST EXPENSE
Salaries and employee benefits	4,990	510	4,684	10,184
Occupancy and equipment	1,531	91	480	2,102
Goodwill impairment	—	—	24,846	24,846
Other intangible amortization	180	—	116	296
Sundry expense	5,723	774	(155)	6,342

Total noninterest expense	12,424	1,375	29,971	43,770

Minority interest in income of consolidated subsidiaries	62	—	(30)	32

Loss before income tax benefits	(5,293)	(3,187)	(29,641)	(38,121)
Income tax benefits	(2,368)	(1,078)	(1,398)	(4,844)

Net loss	(2,925)	(2,109)	(28,243)	(33,277)
Dividends on preferred stock	—	—	427	427

Net loss available to common stockholders	$(2,925)	(2,109)	(28,670)	(33,704)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$15,667	6,855	756	23,278
Interest and dividends on securities	4,203	—	278	4,481
Trading account interest	959	—	546	1,505
Other interest income	1,354	209	494	2,057

Total interest income	22,183	7,064	2,074	31,321

INTEREST EXPENSE
Interest on deposits	7,455	2,512	(439)	9,528
Interest on borrowings	3,942	1,663	2,688	8,293

Total interest expense	11,397	4,175	2,249	17,821

Net interest income	10,786	2,889	(175)	13,500
Provision for credit losses	723	(12)	53	764

Net interest income after provision for credit losses	10,063	2,901	(228)	12,736

FEE AND OTHER INCOME
Service charges and fees	3,232	68	6	3,306
Commissions	35	—	1,873	1,908
Fiduciary and asset management fees	1,044	—	1,953	2,997
Principal investing	33	—	685	718
Other income	2,743	33	(798)	1,978

Total fee and other income	7,087	101	3,719	10,907

NONINTEREST EXPENSE
Salaries and employee benefits	4,750	589	3,383	8,722
Occupancy and equipment	1,464	115	288	1,867
Other intangible amortization	167	116	30	313
Sundry expense	4,510	146	(1,522)	3,134

Total noninterest expense	10,891	966	2,179	14,036

Minority interest in income of consolidated subsidiaries	58	—	406	464

Income before income taxes	6,201	2,036	906	9,143
Income taxes	1,785	730	279	2,794

Income from continuing operations	4,416	1,306	627	6,349
Discontinued operations, net of income tax	—	—	(88)	(88)

Net income	$4,416	1,306	539	6,261

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2007	$—	—	2,300	2,300
Preferred shares issued	—	—	7,525	7,525

Balance, September 30, 2008	—	—	9,825	9,825

COMMON STOCK
Balance, December 31, 2007	455	—	6,079	6,534
Purchases of common stock	—	—	(2)	(2)
Common stock issued	—	—	559	559
Common stock issued for Stock options and restricted stock	—	—	33	33
Acquisitions	—	—	—	—

Balance, September 30, 2008	455	—	6,669	7,124

PAID-IN CAPITAL
Balance, December 31, 2007	53,925	—	2,224	56,149
Preferred shares issued	—	—	(53)	(53)
Purchases of common stock	—	—	(15)	(15)
Common stock issued	—	—	3,410	3,410
Common stock issued for Stock options and restricted stock	—	—	270	270
Acquisitions	—	—	—	—
Contributed capital	450	2,250	(2,700)	—
Changes incident to business combinations	28	1	(29)	—
Deferred compensation, net	—	—	122	122

Balance, September 30, 2008	54,403	2,251	3,229	59,883

RETAINED EARNINGS
Balance, December 31, 2007	18,997	3,697	(9,238)	13,456
Cumulative effect of an accounting change, net of income taxes	(28)	—	4	(24)
Purchases of common stock	—	—	(3)	(3)
Net income	(2,925)	(2,109)	(28,243)	(33,277)
Acquisitions	—	—	—	—
Changes incident to business combinations	21	—	(21)	—
Cash dividends	—	—	(2,617)	(2,617)
Noncash dividends	—	—	—	—

Balance, September 30, 2008	16,065	1,588	(40,118)	(22,465)

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2007	(974)	28	(621)	(1,567)
Minimum pension liability	—	—	17	17
Net unrealized losses on debt and equity securities and on derivative financial instruments	(2,406)	25	(433)	(2,814)

Balance, September 30, 2008	(3,380)	53	(1,037)	(4,364)

Total stockholders’ equity, September 30, 2008	$67,543	3,892	(21,432)	50,003

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2006	$455	—	5,845	6,300
Purchases of common stock	—	—	(73)	(73)
Common stock issued for Stock options and restricted stock	—	—	56	56
Acquisitions	—	—	—	—

Balance, September 30, 2007	455	—	5,828	6,283

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,313)	51,793
Purchases of common stock	—	—	(609)	(609)
Common stock issued for Stock options and restricted stock	—	—	755	755
Acquisitions	—	—	—	—
Changes incident to business combinations	(2)	9	(7)	—
Deferred compensation, net	—	—	(1)	(1)

Balance, September 30, 2007	37,354	16,759	(2,175)	51,938

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(515)	(515)
Net income	4,416	1,306	539	6,261
Acquisitions	—	—	—	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Cash dividends	(1,000)	(1,500)	(852)	(3,352)
Noncash dividends	—	(842)	842	—

Balance, September 30, 2007	18,532	6,947	(10,809)	14,670

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Minimum pension liability	—	—	47	47
Net unrealized losses on debt and equity securities and on derivative financial instruments	(626)	—	(72)	(698)

Balance, September 30, 2007	(1,616)	—	(1,135)	(2,751)

Total stockholders’ equity, September 30, 2007	$54,725	23,706	(8,291)	70,140

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$(2,925)	(2,109)	(28,243)	(33,277)
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	6	—	(23)	(17)
Provision for credit losses	9,830	4,138	1,059	15,027
Loss (gain) on securitization transactions	82	—	(25)	57
Gain on sale of mortgage servicing rights	—	(3)	—	(3)
Securities transactions	1,937	—	1,054	2,991
Goodwill impairment	—	—	24,846	24,846
Depreciation and other amortization	719	28	721	1,468
Trading account assets, net	823	(198)	6,064	6,689
Loss (gain) on sales of premises and equipment	(9)	6	24	21
Valuation losses on bank-owned separate account life insurance	314	—	—	314
Income tax shortfall from share-based payment arrangements	—	—	29	29
Loans held for sale, net	2,443	(863)	212	1,792
Deferred interest on certain loans	(444)	(607)	—	(1,051)
Other assets, net	(4,701)	(1,719)	(2,513)	(8,933)
Trading account liabilities, net	(1,648)	1	(1,550)	(3,197)
Other liabilities, net	385	81	1,997	2,463

Net cash provided (used) by operating activities	6,812	(1,245)	3,652	9,219

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	14,250	553	5,993	20,796
Maturities of securities	74,384	—	1,902	76,286
Purchases of securities	(91,135)	—	(8,073)	(99,208)
Origination of loans, net	(10,241)	(11,983)	(302)	(22,526)
Sales of premises and equipment	261	59	14	334
Purchases of premises and equipment	(754)	(55)	(749)	(1,558)
Goodwill and other intangible assets	(17)	—	(95)	(112)
Purchase of bank-owned separate account life insurance, net	(704)	—	(4)	(708)

Net cash used by investing activities	(13,956)	(11,426)	(1,314)	(26,696)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(48,348)	17,614	445	(30,289)
Securities sold under repurchase agreements and other short-term borrowings, net	50,777	(11,292)	(22,011)	17,474
Issuances of long-term debt	26,349	19,500	15,323	61,172
Payments of long-term debt	(19,819)	(15,246)	(3,764)	(38,829)
Issuances of preferred shares	—	—	7,472	7,472
Issuances of common stock, net	—	—	3,933	3,933
Purchases of common stock	—	—	(20)	(20)
Capital contributed from Parent	450	2,250	(2,700)	—
Changes incident to business combinations	49	1	(50)	—
Income tax shortfall from share-based payment arrangements	—	—	(29)	(29)
Cash dividends paid	—	—	(2,617)	(2,617)

Net cash provided (used) by financing activities	9,458	12,827	(4,018)	18,267

Increase (decrease) in cash and cash equivalents	2,314	156	(1,680)	790
Cash and cash equivalents, beginning of year	25,119	8	8,503	33,630

Cash and cash equivalents, end of year	$27,433	164	6,823	34,420

NONCASH ITEMS
Transfer to securities from loans held for sale resulting from securitizations	$4,781	—	—	4,781
Transfer to trading account assets from securities	6,807	—	—	6,807
Transfer to loans from loans held for sale	926	—	—	926
Cumulative effect of an accounting change, net of income taxes	$(28)	—	4	(24)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,416	1,306	539	6,261
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(65)	—	—	(65)
Provision for credit losses	692	(12)	84	764
Gain on securitization transactions	(68)	—	(29)	(97)
Gain on sale of mortgage servicing rights	(4)	—	—	(4)
Securities transactions	(51)	—	9	(42)
Depreciation and other amortization	684	162	523	1,369
Trading account assets, net	(7,774)	—	(2,320)	(10,094)
Loss (gain) on sales of premises and equipment	(7)	8	—	1
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(43)	(43)
Loans held for sale, net	(6,647)	(1)	(304)	(6,952)
Deferred interest on certain loans	—	(1,087)	—	(1,087)
Other assets, net	1,585	(161)	(2,918)	(1,494)
Trading account liabilities, net	(546)	—	89	(457)
Other liabilities, net	(1,122)	(385)	214	(1,293)

Net cash used by operating activities	(9,177)	(170)	(4,156)	(13,503)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	9,036	—	329	9,365
Maturities of securities	32,782	—	722	33,504
Purchases of securities	(43,088)	—	(2,788)	(45,876)
Origination of loans, net	(30,026)	8,384	(9,846)	(31,488)
Sales of premises and equipment	187	19	12	218
Purchases of premises and equipment	(538)	(66)	(116)	(720)
Goodwill and other intangible assets	12	(19)	(520)	(527)
Purchase of bank-owned separate account life insurance, net	(607)	—	—	(607)

Net cash provided (used) by investing activities	(32,242)	8,318	(12,207)	(36,131)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	8,231	6,063	185	14,479
Securities sold under repurchase agreements and other short-term borrowings, net	26,798	(2,022)	(11,219)	13,557
Issuances of long-term debt	10,918	14,250	23,099	48,267
Payments of long-term debt	(7,597)	(27,368)	6,688	(28,277)
Issuances of common stock, net	—	—	323	323
Purchases of common stock	—	—	(1,197)	(1,197)
Changes incident to business combinations	(2)	9	(7)	—
Changes incident to subsidiary divestiture	—	(12)	12	—
Excess income tax benefits from share-based payment arrangements	—	—	43	43
Cash dividends paid	(1,000)	(1,500)	(852)	(3,352)

Net cash provided (used) by financing activities	37,348	(10,580)	17,075	43,843

Increase (decrease) in cash and cash equivalents	(4,071)	(2,432)	712	(5,791)
Cash and cash equivalents, beginning of year	24,167	2,804	7,945	34,916

Cash and cash equivalents, end of year	$20,096	372	8,657	29,125

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$1,119	—	—	1,119
Transfer to loans from loans held for sale	(1,911)	—	—	(1,911)
Cumulative effect of an accounting change, net of income taxes	$(1,337)	—	(110)	(1,447)